Exhibit 11.3

ContiFinancial Corporation
Third Quarter F97

                                     Primary

                                                                                                                       Weighted
                                                                                    # of shares      weighting     Ave. Shares
                                                                                   -------------     ---------    -------------
Continental Grain Shares                                                            35,918,421.00         100%       35,918,421
Shares Issued in IPO                                                                 7,130,000.00         100%        7,130,000
Shares Acquired through exercise of options                                              1,996.00         100%            1,996
Shares Aquired Through Accelerated Vesting -8/15/96                                      1,996.00         100%            1,996
Shares Aquired Through Accelerated Vesting                                              53,220.00         100%           53,220
Shares Aquired Through Accelerated Vesting -11/19/96                                     3,992.00          46%            1,836
Effect of Restricted Shares:
         Effect through November 19 ,1996
         Assumed Proceeds:
                Unamortized deferred comp. @ 9/30/96                   18,872,000
                Unamortized deferred comp. @ 11/19/96                  18,167,370
                                                                     ------------
                                                                       37,039,370
                                                                     ============
                Average unamortized def. comp. during the period                    18,519,684.97
                Tax benefit on assumed exercise:
                       Total Restricted Shares                          1,264,007
                       Ave. Market Price (from 10/1 - 11/19)               32.858
                                                                     ------------
                       Value                                           41,532,742
                                                                     ============
                       Tax Effect (40.0%)                              16,613,097
                       Tax Effect of compensation                      10,617,659
                                                                     ------------
                                                                                     5,995,438.00
                                                                                    -------------
         Total Assumed Proceeds                                                     24,515,122.97
                                                                                    =============
         Repurchase Shares on Market
                Total Assumed Proceeds                                              24,515,122.97
                Ave. Market Price (from 10/1 - 11/19)                                      32.858
                                                                                    -------------
                       Number of Shares                                                746,092.97
                                                                                    =============
         Incremental Shares Considered to be Outstanding
                Restricted Shares                                                    1,264,007.00
                Repurchase Shares                                                      746,092.97
                                                                                    -------------
                       Incremental Shares                                              517,914.03          54%          279,674
                                                                                    =============
         Effect from November 19- December 31, 1996
                Unamortized deferred comp. @ 11/19/96                  18,167,370
                Unamortized deferred comp. @ 12/31/96                  17,034,752
                                                                     ------------
                                                                       35,202,122
                                                                     ============
                Average unamortized def. comp. during the period                    17,601,060.94
                Tax benefit on assumed exercise:
                       Total Restricted Shares                          1,239,549
                       Ave. Market Price (from 11/20 - 12/31)              37.205
                                                                     ------------
                       Value                                           46,117,421
                                                                     ============
                       Tax Effect (40%)                                18,446,968
                       Tax Effect of compensation                      10,412,212
                                                                     ------------
                                                                                     8,034,756.62
                                                                                    -------------
         Total Assumed Proceeds                                                     25,635,817.56
                                                                                    =============
         Repurchase Shares on Market
                Total Assumed Proceeds                                              25,635,817.56
                Ave. Market Price (from 11/20 - 12/31)                                     37.205
                                                                                    -------------
                       Number of Shares                                                689,042.27
                                                                                    =============
         Incremental Shares Considered to be Outstanding
                Restricted Shares                                                    1,239,549.00
                Repurchase Shares                                                      689,042.27
                                                                                    -------------
                       Incremental Shares                                              550,506.73          46%          253,233
                                                                                    =============
Effect of Options:
         Options Exercised:
                none
         Options Remaining:
                Number of Options, net of cancelled and exercised      2,505,980
                Offering Price                                             21.11
                                                                     ------------
                Proceeds on exercising options                                      52,901,237.80
                Tax Effect:
                       Options Exercised                               2,505,980
                       Ave. Market Price (from 10/1 - 12/31)              34.760
                                                                     ------------
                       Estimated value                                87,107,865
                                                                     ============
                       Tax Effect (40%)                               34,843,146
                       Tax Effect of compensation                     21,160,495
                                                                     ------------
                                                                                    13,682,650.80
                                                                                    -------------
         Total Assumed Proceeds                                                     66,583,888.60
                                                                                    =============
         Repurchase Shares on Market
                Total Assumed Proceeds                                              66,583,888.60
                Ave. Market Price (from 10/1 - 12/31)                                      34.760
                                                                                    -------------
                       Number of Shares                                              1,915,531.89
                                                                                    =============
         Incremental Shares Considered to be Outstanding
                Granted Options                                                      2,505,980.00
                Repurchase Shares                                                    1,915,531.89
                                                                                    -------------
                       Incremental Shares                                              590,448.11         100%           590,448
                                                                                    =============
Weighted Average Shares                                                                                               44,230,824
                                                                                                                 ===============
3rd Quarter Net Income                                                                                                29,025,000
                                                                                                                 ===============
Primary Earnings Per Share                                                                                                 $0.66
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